Exhibit 99.2

DXC Technology Company

TENDER OF ALL OUTSTANDING

$300,000,000 Aggregate Principal Amount of

7.45% Senior Notes due 2029 of Enterprise Services LLC

in Exchange for 7.45% Senior Notes due 2029 of DXC Technology Company

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [                ], [                ], UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY CONSENT PAYMENT, HOLDERS OF OLD NOTES MUST VALIDLY TENDER AND NOT WITHDRAW THEIR OLD NOTES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON [                ], [                ], UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY CONSENT DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN PRIOR TO THE EARLY CONSENT DATE. BY TENDERING YOUR NOTES, YOU WILL BE DEEMED TO HAVE DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE EDS INDENTURE. CONSENTS MAY BE REVOKED BEFORE THE EARLY CONSENT DATE BY VALIDLY WITHDRAWING THE RELATED TENDER OF OLD NOTES BEFORE THE EARLY CONSENT DATE.

To Our Clients:

We are enclosing a prospectus, dated [                ], [                ], (the “Prospectus”), of DXC Technology Company, a Nevada corporation (the “Company”), and a related Letter of Transmittal and Consent (the “Letter of Transmittal”) relating to (a) the offer by the Company to exchange (the “exchange offer”) its 7.45% Senior Notes due 2029 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, (i) for a like principal amount of 7.45% Senior Notes due 2029 issued by Enterprise Services LLC, a Delaware limited liability company (the “Old Notes”) (the “Exchange Offer Consideration”) and (ii) for each $1,000 aggregate principal amount of Old Notes tendered on or before the Early Consent Date, an early consent payment of $50 (the “early consent payment” and, together with the Exchange Offer Consideration, the “Total Consideration”), and (b) the solicitation of consents (the “consent solicitation”) to amend the indenture governing the Old Notes, in each case, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

The exchange offer is not conditioned upon any minimum number of Old Notes being tendered. The consummation of the consent solicitation is conditioned upon the receipt by the Company of consents to the proposed amendments from holders of at least a majority of the outstanding aggregate principal amount of the Old Notes.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer and consent solicitation. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO (A) THE EARLY TENDER DATE, IN ORDER TO BE ELIGIBLE TO RECEIVE THE TOTAL CONSIDERATION, WHICH INCLUDES THE EARLY CONSENT PAYMENT, OR (B) THE EXPIRATION DATE, IN ORDER TO RECEIVE THE EXCHANGE OFFER CONSIDERATION, WHICH DOES NOT INCLUDE THE EARLY CONSENT PAYMENT.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

To Registered Holder and/or Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

The undersigned hereby acknowledges receipt of the prospectus, dated [                ], [                ] (the “Prospectus”), of DXC Technology Company, a Nevada corporation (the “Company”), and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), that together constitute (a) the offer of the Company to exchange (the “exchange offer”) the Company’s 7.45% Senior Notes due 2029 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for (i) a like principal amount of 7.45% Senior Notes due 2029 issued by Enterprise Services LLC, a Delaware limited liability company (the “Old Notes”) and (ii) for each $1,000 aggregate principal amount of Old Notes tendered on or before the Early Consent Date, an early consent payment of $50, and (b) the solicitation of consents (the “consent solicitation”) to amend the indenture governing the Old Notes. By tendering your Old Notes for exchange, you will have deemed to have validly delivered your consent to the proposed amendments pursuant to the consent solicitation. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$[                ] of the Old Notes.

With respect to the exchange offer and consent solicitation, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any): $[ ].

☐	Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), any representations and warranties contained in the Letter of Transmittal.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes and we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes, such broker-dealer is not deemed to admit it is an “Underwriter” within the meaning of the Securities Act.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

Address(s):	(Please Print)

Telephone No.:

Taxpayer Identification or Social Security Number(s):

Date:

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